Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 10

THIS AMENDMENT NO. 10, dated as of November 19, 2023 (this “Amendment”) is among Audacy Capital Corp. (formerly known as ENTERCOM MEDIA CORP.), a Delaware corporation (the “Borrower”), the Guarantors party hereto, and the Lenders (constituting the Required Lenders) party hereto.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 17, 2016 (as amended by that certain Amendment No. 1, dated as of March 3, 2017, that certain Amendment No. 2, dated as of November 17, 2017, that certain Amendment No. 3, dated as of April 30, 2019, that certain Amendment No. 4, dated as of December 13, 2019, that certain Amendment No. 5, dated as of July 20, 2020, that certain Amendment No. 6, dated as of March 5, 2021, that certain Amendment No. 7, dated as of June 15, 2023, that certain Amendment No. 8, dated as of November 3, 2023, that certain Amendment No. 9, dated as of November 13, 2023, and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as further amended by this Amendment, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as collateral agent for the Secured Parties.

WHEREAS, pursuant Section 8.01(a) of the Existing Credit Agreement, an Event of Default shall occur if any Loan Party fails to pay within fourteen (14) Business Days after the same becomes due, any interest on any Loan.

WHEREAS, the failure by the Borrower and the other Loan Parties to make (i) the scheduled payments of interest due and payable on October 31, 2023 as required under Section 2.08(b) of the Existing Credit Agreement on or before November 20, 2023 and (ii) the scheduled payment of interest due and payable on November 8, 2023 as required under Section 2.08(b) of the Existing Credit Agreement on or before November 30, 2023 will, in each case, constitute an Event of Default under Section 8.01(a) of the Existing Credit Agreement.

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Loan Parties and the Required Lenders can amend certain terms of Section 8.01(a) of the Existing Credit Agreement.

WHEREAS, the Loan Parties have requested that the Required Lenders modify certain terms and conditions hereafter set forth, and subject to the terms and conditions hereof, the Required Lenders are willing to do so.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1    Definitions. Capitalized terms used in this Amendment but not otherwise defined herein shall have the same meanings given to them in the Credit Agreement.

SECTION 2    Amendments to Credit Agreement.

2.1    Effective as of the Amendment No. 10 Effective Date, Section 8.01(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within twenty-one (21) Business Days after the same becomes due, any interest on any Loan or (iii) within twenty-one (21) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or ”

SECTION 3.    Representations and Warranties; No Event of Default. Each of the Loan Parties hereby represents and warrants to each of the Administrative Agent and the Lenders that, as of the Amendment No. 10 Effective Date, after giving effect to this Amendment:

(a)    this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Foreign Subsidiaries (other than those pledges made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary);

(b)    no Event of Default exists; and

(c)    the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (other than, for the avoidance of doubt, Section 5.05(b) and Section 5.17 of the Credit Agreement) or any other Loan Document are true and correct in all material respects on and as of such date (except, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.

SECTION 4    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Administrative Agent and Lenders hereunder, it is understood and agreed that this Amendment shall become effective, and the Loan Parties shall have rights under this Amendment, upon the satisfaction of the following conditions (the “Amendment No. 10 Effective Date”):

(a)    receipt by the Required Lenders of the fully executed counterparts of this Amendment from each of the Loan Parties and the Lenders party hereto constituting the Required Lenders;

(b)    as of the Amendment No. 10 Effective Date, the representations and warranties set forth herein shall be true and correct in all respects.

SECTION 5    Continuing Effectiveness, Etc. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties to the Administrative Agent and the Lenders. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement and the Administrative Agent and the Lenders require strict compliance with all of the terms and conditions of the Credit Agreement and each of the other Loan Documents in the future. It is expressly stated that the parties are not entering into a mutual disregard of the terms and provisions of the Credit Agreement or any other Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

SECTION 6    Conduct of Lender; Release of Claims. The Borrower and its Affiliates, successors, assigns and legal representatives (collectively, the “Releasors”), acknowledge and agree that, to their knowledge and through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Amendment and in connection with the Obligations, the Credit Agreement and the other Loan Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Amendment that arises out of or is connected to the Loan Documents or the Obligations; provided that, the foregoing shall not apply to any Claim resulting from the gross negligence, bad faith or willful misconduct of any of the Secured Parties or the Secured Party Affiliates. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised and discharged by such Releasor pursuant to this paragraph. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.

SECTION 7    Counterparts; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Transactions Act 1999 of Bermuda, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8    Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns in accordance with Section 9.05 of the Credit Agreement.

SECTION 9    Incorporation of Loan Agreement Provisions. The provisions of Sections 10.15 and 10.16 of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

SECTION 10    No Other Waivers. Except as expressly provided herein, any waiver hereby granted by the Lenders signatory hereto does not (a) constitute a waiver or modification of any other terms or provisions set forth in the Credit Agreement and, except as expressly provided herein, shall not impair any right that the Administrative Agent or any Lender may now or hereafter have under or in connection with the Credit Agreement, and (b) impair the Administrative Agent’s or any Lender’s right to insist upon strict compliance with the Credit Agreement.

SECTION 11    Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

AUDACY CAPITAL CORP., as the Borrower

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

[Signature Page to Amendment No. 10]

AUDACY CORP.
AUDACY OPERATIONS, INC.
AUDACY MIAMI, LLC
AUDACY ARIZONA, LLC
AUDACY CALIFORNIA, LLC
AUDACY COLORADO, LLC
AUDACY CONNECTICUT, LLC
AUDACY FLORIDA, LLC
AUDACY GEORGIA, LLC
AUDACY ILLINOIS, LLC
AUDACY KANSAS, LLC
AUDACY LOUISIANA, LLC
AUDACY MARYLAND, LLC
AUDACY MASSACHUSETTS, LLC
AUDACY MICHIGAN, LLC
AUDACY MINNESOTA, LLC
AUDACY MISSOURI, LLC
AUDACY NEVADA, LLC
AUDACY NEW YORK, LLC
AUDACY NORTH CAROLINA, LLC
AUDACY OHIO, LLC
AUDACY OREGON, LLC
AUDACY PENNSYLVANIA, LLC
AUDACY RHODE ISLAND, LLC
AUDACY SOUTH CAROLINA, LLC
AUDACY TENNESSEE, LLC
AUDACY TEXAS, LLC
AUDACY VIRGINA, LLC
AUDACY WASHINGTON DC, LLC
AUDACY WASHINGTON, LLC
AUDACY WISCONSIN, LLC
AUDACY LICENSE, LLC
AUDACY PROPERTIES, LLC
AUDACY RADIO TOWER, LLC
AUDACY SPORTS RADIO, LLC
EVENTFUL, LLC
INFINITY BROADCASTING LLC
PINEAPPLE STREET MEDIA LLC
QL GAMING GROUP, LLC
AMPERWAVE, LLC
AUDACY NETWORKS, LLC
AUDACY SERVICES, LLC
PODCORN MEDIA, LLC as a Guarantor

By:	/s/ Andrew P. Sutor, IV
Name:	Andrew P. Sutor, IV
Title:	Executive Vice President

[Signature Page to Amendment No. 10]

[Lender signature pages on file with the Administrative Agent]

[Signature Page to Amendment No. 10]